CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form SB-2/A to Registration Statement No. 333-93041 dated April 7, 2000, of our report dated November 10, 1999, except for Note 10 as to which the date is February 29, 2000, with respect to the consolidated financial statements of LMKI, Inc. (formerly Landmark International, Inc.) included in the Annual Report on Form 10-KSB/A for each of the years ended August 31, 1999 and to the reference made to us under the caption "Experts" in the three year period in the Registration Statement.



                                               /s/ Timothy L. Steers,
                                                  ------------------------------
                                                   Timothy L. Steers, CPA, LLC

Portland, Oregon
April 7, 2000